                                                 Exhibit 11, 2nd Quarter 1996
                                                 Form 10-Q, Commission File
                                                 Number 1-3671


                                         GENERAL DYNAMICS CORPORATION

                                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 (UNAUDITED)

                                 (Dollars in millions, except per share data)


                                  Second Quarter                 First Half
                                1996         1995        1996            1995

NET EARNINGS:

Continuing Operations      $       67    $        61    $      132    $      121
Discontinued Operations:
   Earnings from
      operations                    -              13            -            13
   Gain on disposal                 -              8             -             8
                           $       67    $        82    $      132    $      142

Weighted average common
  shares outstanding       63,270,592     62,958,300    63,244,234     62,975,885

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations      $     1.05    $       .97    $     2.08    $     1.92
Discontinued Operations:
   Earnings from operations         -            .20             -           .20
   Gain on disposal                 -            .13             -           .13
                           $     1.05    $      1.30    $     2.08    $     2.25

Common shares from above   63,270,592     62,958,300    63,244,234    62,975,885
Assumed exercise of options
    (treasury stock method)   238,367        201,587       220,145       200,701
                           63,508,959     63,159,887    63,464,379    63,176,586

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations      $     1.05    $       .97    $     2.08    $     1.92
Discontinued Operations:
   Earnings from operations         -            .20             -           .20
   Gain on disposal                 -            .13             -           .13
                           $     1.05    $      1.30    $     2.08    $     2.25

Common shares from above   63,270,592     62,958,300    63,244,234    62,975,885
Assumed exercise of options
   (treasury stock method)    239,741        201,587       239,741       200,701
                           63,510,333     63,159,887    63,483,975    63,176,586